EXHIBIT 10.2

                             FIRST AMENDMENT TO THE
                                 MICROAGE, INC.
                       EXECUTIVE SUPPLEMENTAL SAVINGS PLAN

          The MicroAge, Inc. Executive Supplemental Savings Plan (the "Plan"), as amended and restated effective November 1, 1996, is hereby amended as follows:

          1. Section 3.1 of the Plan is hereby amended and restated in its entirety to read as follows:

               3.1 GENERAL. Participation in the Plan shall be limited to those individuals who are members of one of the following categories:

               (1)  Leadership Team members;

               (2) Individuals employed by the Company or by an Affiliate as a General Manager of any Company-owned reseller location (or any equivalent employment position);

               (3) Individuals employed by the Company or by an Affiliate as a Service Manager of any Company-owned reseller location (or any equivalent employment position) who is selected by the Chairman of the Board of Directors for participation in the Plan; or

               (4) Other individuals providing services to Plan Sponsors who are selected by the Compensation Committee of the Board of Directors for participation in the Plan.

          The  Company  has  determined  that  all  individuals   designated  in
          subparagraphs (1) and (2) above hold a key position of management and responsibility and that those individuals presently constitute a select group of management or highly compensated employees for purposes of Title I of ERISA. Neither the Chairman of the Board of Directors nor the Compensation Committee of the Board of Directors shall select any individual for participation in the Plan pursuant to subparagraph (3) or (4) above who does not hold a key position of management and responsibility with a Plan Sponsor or who does not fit within the select group of management or highly compensated employees covered by this Plan. The Compensation Committee of the Board of Directors shall have the full discretion and authority to exclude an individual from participation in the Plan if it concludes that such
          individual   does  not  hold  a  key   position  of   management   and
          responsibility or is not properly included in the select group of management or highly compensated employees covered by the Plan. The Compensation Committee's decision shall be made in its discretion and shall be final and binding for all purposes under this Plan. The Plan
          Administrator   shall  have  the  full  discretion  and  authority  to
          determine the effective date of participation for any individual who is designated for participation in the Plan pursuant to the terms of this Section 3.1. The exercise of such discretion by the Plan
          Administrator  shall  be  evidenced  by  a  written   notification  of
          eligibility delivered to the individual designated for participation and shall constitute a final and binding decision.
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          3. The first sentence of Section 3.3 of the Plan is hereby amended and restated in its entirety as follows:

           Once an individual is designated as a Participant, he will continue as such for all future Plan Years unless and until the individual is no longer categorized as an individual entitled to participate in the Plan pursuant to Section 3.1 above, or the Compensation Committee of the Board of Directors specifically acts to discontinue the individual's participation, or the Participant's participation is suspended pursuant to Section 5.3(c) hereof.

          4. Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

               4.1 PARTICIPANT CONTRIBUTIONS. For any Plan Year, a Participant may elect to defer a portion of the Base Salary and/or the Bonuses otherwise payable to him. Any such deferrals shall be made in accordance with such rules and procedures regarding Participant deferrals promulgated by the Plan Administrator from time to time. Participants shall designate their elective deferrals on the appropriate form prescribed by the Plan Administrator. All Participant elections are subject to the Plan Administrator's authority to limit the amount of a Participant's Deferral Contributions in accordance with such uniform rules as it may adopt from time to time. All Deferral Contributions shall be made by the Plan Sponsor directly to the Trust.

          5. The final sentence of Section 11.2(b) of the Plan is hereby amended and restated in its entirety as follows:

          The Compensation Committee of the Board of Directors shall have the discretion to exclude an individual from participation in the Plan pursuant to Section 3.1 above and to discontinue a Participant's participation in the Plan pursuant to Section 3.3 above.

          6. The provisions of this Amendment shall be effective as of January 1, 1997.

          7. Except as otherwise amended above, the Plan shall continue in full force and effect.

          To signify the adoption of this First Amendment, MicroAge, Inc. has caused this First Amendment to be executed by its duly authorized officer on this 31st day of January, 1997.

                                                 MicroAge, Inc.



                                    By  /s/  Jeffrey D. McKeever
                                       -----------------------------------------
                                             Jeffrey D. McKeever
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer


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